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                                                                     EXHIBIT 4.2

                              BUSINESS OBJECTS S.A.

                      STOCK SUBSCRIPTION WARRANTS AGREEMENT

This Stock Subscription Warrants Agreement (the "Agreement") is made by and between Business Objects S.A. ("the Company") and Mr. Arnold Silverman (the "Holder"). For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as set forth below.

1.          General

For value received, Holder, or assigns as further defined hereunder, is entitled to subscribe from Business Objects S.A., a corporation organized under the laws of the Republic of France, (hereinafter "the Company"), 45,000 Ordinary Shares of the Company, subject to adjustment in accordance with section 4 hereof, ("the Warrant Shares"), at an exercise price (the "Warrant Price") of 17.04 euros per share, subject to adjustment in accordance with section 4 hereof, and subject to the vesting provisions of section 2 hereof. These 45,000 Warrant Shares (collectively "the Warrant(s)") were granted by the Board of directors of the Company at the meeting held on June 15, 2004 at the registered office of the Company in accordance to the authorization granted by the Shareholders of the Company at the meeting held on June 10, 2004, at l'Espace Grande Arche, Salle Mansart, Parvis de la Defense, 92 800 Puteaux (France).

2.          Exercise period and vesting schedule

            (a) To the extent it has then vested pursuant to Section 2(b) below, these Warrants shall be exercisable in whole or in part by the Holder hereof, provided however that upon termination of the Holder's membership on the Board of Directors of the Company, these Warrants shall remain exercisable for a period of ninety days, and shall terminate on the 91st day thereafter.

            (b) These Warrants may be exercised up to 15,000 shares on or after June 1, 2005, up to 15,000 shares on or after June 1, 2006, and up to the remaining 15,000 shares on or after June 1, 2007.

            (c) These Warrants may be exercised in one or several lots, but at the latest on the earlier of the two following dates : (i) June 15, 2009, or
(ii) in case of termination of the term of office as Director of the Company, within 90 days following such termination date. After this date the non exercised Warrants will be null.

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3.          Exercise of Warrants.

The rights represented by these Warrants may be exercised by the Holder hereof, in accordance with section 2 hereof, by (i) notification of exercise by registered mail to the Company together with a share subscription form (bulletin de souscription) in the form attached hereto, duly completed and signed by the Holder and (ii) full payment of the Warrant Price for the new shares issued with respect to which the Warrants are exercised. The Warrant Price may be paid exclusively in euros, in cash or by check or wire transfer. In the event of the exercise of the rights represented by these Warrants, confirmations or "attestations d'inscription en compte" shall be delivered to the Holder within a reasonable time. The rights represented by these Warrants shall be deemed exercised on the date on which the Company receives payment of the Warrant Price and any applicable taxes (which shall be the sole responsibility of the Holder, and not of the Company), irrespective of the date of delivery of the notification of exercise.

4.          Adjustment of Warrant Shares and Warrant Price.

The Warrant Shares and Warrant Price shall be subject to the following adjustments:

            (a) In the event that, while the Warrants have not been exercised in full, the Company should proceed to any transaction mentioned in articles 171 et seq. of Decree n degrees 67-236 of March 23, 1967, the rights of the Holder shall be preserved, by adjusting, in accordance with French Law, the number of shares to be issued upon the exercise of the Warrants so as to entitle the Holder thereof to subscribe such number of shares that have the same aggregate value immediately following such event as the shares that could have been subscribed for immediately prior to such event.

            (b) In the event of share capital reduction motivated by losses, the rights of the Holder in respect of the number of shares to subscribe upon exercise of these Warrants will be reduced accordingly, as if the Holder had been shareholder as from the date of issue of the Warrants, and as if the Warrants had been fully vested as of that date.

5.          Non transferability of Warrants.

            (a) Except as provided in sub-section (b) below, these Warrants and all rights hereunder may not be sold, pledged, hypothecated, transferred, or disposed of in any manner other than by will or laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

            (b) The transfer of these Warrant to the Holder's Immediate Family shall be exempt from the provisions of section 5(a), provided however that the transferee agrees to be bound by and comply with the provisions of this Agreement, and signs a consent in the form attached hereto.
<< Immediate Family >> as used herein shall mean the spouse, a direct descendant or ascendant, a brother or a sister of the Holder.

            (c) This Agreement is not transferable by endorsement or any other means and does not constitute evidence of ownership. If and when allowed, assignment of all or part

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of these Warrants may only be completed by notifying the form of assignment attached hereto, duly completed and signed by the Holder.

6.          Merger.

In the event of merger of the Company, the Holder of the Warrants will be notified and given the same information as if he were a shareholder in order to exercise, if he wishes so, his subscription rights. Moreover, had he not acquired his full rights, the Board of Directors may, in its sole discretion and as an exception to section 2 hereof, decide to increase the number of shares for which he will exercise his right, within the limit of the total number of shares authorized hereunder.

7.          Applicable law.

These Warrants and this Agreement are subject to the laws of the Republic of France.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on June 22, 2004. All signed copies of this Agreement shall be deemed originals.

/s/ Bernard Liautaud                              /s/ Arnold Silverman
-------------------------------------             ------------------------------
BUSINESS OBJECTS S.A.                             The Holder
By: Bernard Liautaud
Chairman of the Board of Directors

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                              FORM OF SUBSCRIPTION
                    [to be signed upon exercise of Warrants]

                              BUSINESS OBJECTS S.A.
                                 Societe anonyme
                   with a share capital of 9 503 468.50 euros
                 Registered office: 157-159 rue Anatole France
                             92300 Levallois-Perret
                          R.C.S. Nanterre B 379 821 994

The undersigned, Holder of ___________________Share Warrants in total, the issue of which was decided by the Board of directors of the Company at the meeting held on June 15, 2004 in accordance to the authorization granted by the Shareholders of the Company at the meeting held on June 10, 2004, for a price of ____________ euros per Share, hereby elects to exercise ____________Warrants and to subscribe ___________________Ordinary Shares of 0.10 euro nominal value each of BUSINESS OBJECTS S.A., and herewith makes payment of ______________________ euros.

The undersigned requests that the confirmation for such Ordinary Share be issued in the name of and delivered to_______________________________________________
Whose address is _____________________________________________________________.

Made on this __________ day of ______________, ____________

By

_______________________________
Signature

[above signature, please handwrite "Valid for subscription of ________________ shares."]

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                               FORM OF ASSIGNMENT
                    [to be signed upon transfer of Warrants]

      Pursuant to the terms and conditions of the section 5(b), the undersigned hereby transfers to ___________________, who is qualified as an Immediate Family member in his/her capacity as ______________, the Warrants to subscribe __________ Ordinary Shares of Business Objects S.A..

Made on this __________ day of ______________, ____________

Signature

Name

Address

Signed in the presence of: